Exhibit 99.1
The Honest Company Reports Fourth Quarter and Full Year 2023 Financial Results and
Provides Full Year 2024 Financial Outlook

•Transformation Initiative Drives Double-Digit Revenue Growth and Improved Gross Margin in the Fourth Quarter
•Achieves Both Positive Net Income and Positive Adjusted EBITDA in the Fourth Quarter
•Provides Full Year 2024 Financial Outlook and Long-Term Financial Algorithm

LOS ANGELES, Calif. – March 6, 2024 – The Honest Company (NASDAQ: HNST), a personal care company dedicated to creating clean- and sustainably-designed products, today reported fourth quarter and full year 2023 financial results for the period ended December 31, 2023.

“Our fourth quarter results demonstrate the benefit that our Transformation Initiative has had on the business. Our clear focus on Brand Maximization, Margin Enhancement, and Operating Discipline has enabled us to achieve both positive Net Income and positive Adjusted EBITDA,” said Chief Executive Officer, Carla Vernón. “These achievements are a reflection of our Honest team’s tenacity and commitment to drive shareholder value. I am confident in our long-term strategy and look forward to continuing to bring clean, effective and trustworthy products to our categories. This mission, grounded in our unique and rigorous Honest Standard, serves an enduring and important role for our growing Honest community.”

“Our team’s work executing against our Transformation Initiative over the last 12 months has helped us to successfully build a strong financial foundation,” said Chief Financial Officer, Dave Loretta. “As a result, we achieved double-digit revenue growth for the fourth quarter, while also improving gross margin and reducing operating expenses. At the same time, we improved our balance sheet, more than doubling our year-end cash position. Our 2024 outlook emphasizes profitable growth and showcases the confidence we have in the long-term strategy and financial future of Honest.”

This press release includes non-GAAP financial measures. See “Use of Non-GAAP Financial Measures” at the end of this press release for more information. The Honest Company may also be referred to as the “Company” “we” “us” or “our” in this press release.

Fourth Quarter Results
(All comparisons are versus the fourth quarter of 2022)

Revenue increased 10% to $90 million, driven by growth in the Digital channel, volume growth and the benefit of price increases.

Revenue by Product Category

	For the three months ended December 31,
	2023	2022	% change
(Unaudited, in thousands, except percentages)
Diapers and Wipes	$57,347	$50,017	15%
Skin and Personal Care	21,356	22,783	(6)
Household and Wellness	11,561	9,059	28
Total Revenue	$90,264	$81,859	10%
________________

•Diapers and Wipes: Revenue from Diapers and Wipes increased 15% driven by new distribution, price increases and strong sales velocity in wipes.

•Skin and Personal Care: Revenue from Skin and Personal Care decreased 6% largely due to exiting distribution in low-margin channels. This was partially offset by strong consumption growth in baby personal care.

•Household and Wellness: Revenue from Household and Wellness increased 28% reflecting strong performance of the baby clothing business.

Revenue by Channel

	For the three months ended December 31,
	2023	2022	% change
(Unaudited, in thousands, except percentages)
Digital	$45,367	$35,490	28%
Retail	44,897	46,369	(3)
Total Revenue	$90,264	$81,859	10%

	For the three months ended December 31,
	2023	2022
(As a percentage of revenue)
Digital	50%	43%
Retail	50%	57%
Total Revenue	100%	100%

Digital revenue increased 28% compared to the fourth quarter of 2022 driven by volume growth.

Retail revenue decreased 3% compared to the fourth quarter of 2022 due to exiting distribution in low-margin channels.

Gross margin was 33.5% compared to 27.5% in the fourth quarter of 2022. Gross margin increased by 600 basis points compared to the fourth quarter of 2022. The drivers of gross margin improvement included cost savings and price increases.

Operating expenses decreased $6 million compared to the fourth quarter of 2022.

Net income was $1 million compared to net loss of $13 million in the fourth quarter of 2022.

Adjusted EBITDA was $4 million and included $0.2 million in costs related to the Transformation Initiative. See the reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net income (loss) in the table at the end of this press release.

Full Year Results
(All comparisons are versus full year 2022)

Revenue of $344 million increased 10%, surpassing the Company’s outlook range. This was driven by new distribution and price increases in the Retail channel, along with strong double-digit consumption growth in our Digital channel. Digital channel revenue increased 20% and our Retail channel revenue increased 2%.

Revenue by Product Category

	For the year ended December 31,
	2023	2022	% change
(In thousands, except percentages)
Diapers and Wipes	$218,263	$200,429	9%
Skin and Personal Care	88,104	89,316	(1)
Household and Wellness	37,998	23,906	59
Total Revenue	$344,365	$313,651	10%

Revenue by Channel

	For the year ended December 31,
	2023	2022	% change
(In thousands, except percentages)
Digital	$169,015	$141,403	20%
Retail	175,350	172,248	2
Total Revenue	$344,365	$313,651	10%

	For the year ended December 31,
	2023	2022
(As a percentage of revenue)
Digital	49%	45%
Retail	51%	55%
Total Revenue	100%	100%

Gross margin decreased approximately 20 basis points to 29.2%. Notably, gross margin saw sequential improvement across each quarter of the year as the Company’s Transformation Initiative improved gross margin by 930 basis points from the first quarter to the fourth quarter of 2023.

Operating expenses decreased $3 million or 2% compared to full year of 2022.

Net loss was $39 million compared to net loss of $49 million during the full year of 2022.

Adjusted EBITDA was negative $11 million and included $9 million in costs related to the Transformation Initiative, compared to negative $23 million for the full year 2022. See the reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net income (loss) in the table at the end of this press release.

See “Transformation Initiative” in the table at the end of this press release for more details on the Transformation Initiative costs.

Balance Sheet and Cash Flow

The Company ended the fourth quarter of 2023 with $33 million in cash, cash equivalents and short-term investments, an increase of $18 million versus the prior year 2022, reflecting disciplined management of working capital. Inventory was reduced by 36%, or $42 million versus the prior year 2022, which was significantly ahead of the Company’s initial target of a $20 million reduction in inventory in 2023. This inventory reduction has been achieved while supporting a 10% increase in revenue compared to the year ended December 31, 2022. The Company had no debt on the balance sheet as of December 31, 2023.

Net cash provided by operating activities was $19 million for the year ended December 31, 2023, a $96 million improvement compared to net cash used in operating activities of $76 million for the year ended December 31, 2022.

Long-Term Financial Algorithm

In fiscal year 2024, the Company expects to steadily improve its operating results by expanding distribution, improving velocities and penetration, and managing costs. The Company’s updated strategic plan is grounded in its Transformation Initiative Pillars, which set the building blocks for long-term value creation. Beyond 2024, the Company expects to realize revenue growth of 4% to 6% annually and continued Adjusted EBITDA margin expansion.

Additional information on the Company’s updated strategic plans and long-term financial algorithm can be found in its Investor Presentation on its Investor Relations website at http://investors.honest.com.

2024 Outlook

In fiscal year 2024, the Company expects to continue driving benefits from its three Transformation Initiative Pillars of Brand Maximization, Margin Enhancement, and Operating Discipline. Brand Maximization is focused on generating revenue growth from continued focus on distribution, innovation, and marketing effectiveness. The Company expects its initiatives to drive Margin Enhancement through ongoing cost savings activities which will contribute to a continued strengthening of the Company’s financial foundation and improved profitability. The Company’s Operating Discipline is focused on managing working capital and operating expenses, while building a culture that emphasizes executional excellence and discipline. Therefore, the Company expects the following financial outlook for the full fiscal year 2024:

•Net revenue growth of low-to-mid single digit percentage. Included in the revenue outlook is a softer first half of 2024 compared to the second half of 2024.

•Positive Adjusted EBITDA(1) in the low-single digit to mid-single digit millions range.
____________

(1) We do not provide guidance for the most directly comparable GAAP measure, net loss, and similarly cannot provide a reconciliation between our adjusted EBITDA outlook and net loss without unreasonable effort due to the unavailability of reliable estimates for certain components of net loss, including interest and other (income) expense, net, and the respective reconciliations. These items are not within our control and may vary greatly between periods and could significantly impact our financial results calculated in accordance with GAAP.

Webcast and Conference Call Information

A webcast and conference call to discuss fourth quarter and full year 2023 results is scheduled for today, March 6, 2024, at 1:30 p.m. Pacific time/4:30 p.m. Eastern time. Those interested in participating in the conference call by phone, please go to this link https://register.vevent.com/register/BI77ecc70fde724e5487adfb3a71311230, and you will be provided with dial in details. A live webcast of the conference call will be available online at: https://investors.honest.com. A replay of the webcast will be available on the Company’s website for one year.

Forward-Looking Statements

This press release and earnings call referencing this press release contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. Such statements may address the Company’s expectations regarding revenue, profit margin or other future financial performance and liquidity, other performance measures and cost savings, strategic initiatives and future operations or operating results. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
•our expectations regarding our revenue, cost of revenue, operating expenses, gross margin, adjusted EBITDA and other operating results, including as a result of the Transformation Initiative, in particular with respect to our full year 2024 outlook and long-term financial algorithm, including our underlying assumptions;
•our expectations regarding the benefits of the Transformation Initiative, including the annualized benefits;
•our expectation that Transformation Initiative will continue to drive benefits from its three Transformation Initiative Pillars of Brand Maximization, Margin Enhancement, and Operating Discipline and will set the building blocks for long-term value creation;
•our ability to achieve or sustain our profitability;
•our ability to focus on keeping the Honest community of consumers at the center of what we do;
•our ability to deliver sustainably-designed products that meet our Honest community’s expectations and lead category growth;
•our ability to aggressively manage our working capital;
•that strong momentum in our business, continued strong results in tracked channels, consumer acceptance of prior and future price increases, value of the Honest brand and retail expansion are expected to offset rising consumer economic pressure and uncertainty;
•our ability to offset the high inflationary environment, including commodity prices, labor costs, input cost and transportation cost inflation;
•our ability to drive innovation, maintain cost discipline, expand our distribution footprint, enter new categories, and execute our pricing and cost-reduction strategies to position Honest for long-term growth, including as part of the Transformation Initiative;
•our ability to execute our strategy to deliver sustained long-term growth and profitability, including as part of the Transformation Initiative;
•our brand building and expansion with retail and digital customers;
•the effect of macroeconomic factors, such as public health crises, supply chain disruptions and inflation on our business and the global economy, including our costs and expenses;
•our continued revenue growth and margin improvement;
•our ability to capture outsized growth that is increasingly profitable and addresses the needs of modern consumers; and
•our ability to capture distribution opportunities with our best-selling “hero” items.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.

The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in the Annual Report, on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 16, 2023, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, respectively, filed with the Securities and Exchange Commission on May 9, 2023, August 8, 2024, and November 8, 2023, respectively, and subsequent filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or the earnings call referencing this press release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release and the earnings call referencing this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

About The Honest Company

The Honest Company (NASDAQ: HNST) is a personal care company dedicated to creating clean- and sustainably-designed products. Honest products are available via Honest.com, third-party ecommerce customers and approximately 51,000 retail locations across the United States and Canada. Based in Los Angeles, CA, the Company’s mission, to inspire everyone to love living consciously, is driven by its values of transparency, trust, sustainability and a deep sense of purpose around what matters most to its consumers: their health, their families and their homes. For more information about the Honest Standard and the Company, please visit www.honest.com.

Investor Contacts:
Elizabeth Bouquard
ebouquard@thehonestcompany.com

Investor Inquiries:
investors@thehonestcompany.com

Media Contact:
Jennifer Kroog Rosenberg
jrosenberg@thehonestcompany.com

The Honest Company, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(in thousands, except share and per share amounts)

	For the three months ended December 31, (Unaudited)		For the year ended December 31,
	2023	2022	2023	2022

Revenue	$90,264	$81,859	$344,365	$313,651
Cost of revenue	60,035	59,352	243,833	221,336
Gross profit	30,229	22,507	100,532	92,315
Operating expenses
Selling, general and administrative	19,587	24,249	94,582	87,317
Marketing	7,835	9,661	36,440	47,782
Restructuring	101	—	2,205	—
Research and development	1,577	1,352	6,214	6,996
Total operating expenses	29,100	35,262	139,441	142,095
Operating income (loss)	1,129	(12,755)	(38,909)	(49,780)
Interest and other income (expense), net	15	214	(254)	871
Income (loss) before provision for income taxes	1,144	(12,541)	(39,163)	(48,909)
Income tax provision	—	50	75	110
Net income (loss)	$1,144	$(12,591)	$(39,238)	$(49,019)
Net income (loss) per share attributable to common stockholders:
Basic	$0.01	$(0.14)	$(0.42)	$(0.53)
Diluted	$0.01	$(0.14)	$(0.42)	$(0.53)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	95,642,655	92,740,041	94,516,690	92,201,806
Diluted	98,369,753	92,740,041	94,516,690	92,201,806

Other comprehensive loss
Unrealized gain on short-term investments, net of taxes	—	51	32	9
Comprehensive income (loss)	$1,144	$(12,540)	$(39,206)	$(49,010)

The Honest Company, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31, 2023	December 31, 2022

Assets
Current assets
Cash and cash equivalents	$32,827	$9,517
Short-term investments	—	5,650
Accounts receivable, net	43,084	42,334
Inventories	73,490	115,664
Prepaid expenses and other current assets	8,371	15,982
Total current assets	157,772	189,147
Operating lease right-of-use asset	23,683	29,947
Property and equipment, net	13,486	14,327
Goodwill	2,230	2,230
Intangible assets, net	309	370
Other assets	4,141	4,578
Total assets	$201,621	$240,599
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$22,289	$24,755
Accrued expenses	32,209	38,010
Deferred revenue	2,212	815
Total current liabilities	56,710	63,580
Long term liabilities
Lease financing obligation, net of current portion	—	—
Operating lease liabilities, net of current portion	21,738	29,842
Other long-term liabilities	34	817
Total liabilities	78,482	94,239
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized at December 31, 2023 and 2022, none issued or outstanding as of December 31, 2023 and 2022	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized at December 31, 2023 and 2022; 95,868,421 and 92,907,351 shares issued and outstanding as of December 31, 2023 and 2022, respectively	9	9
Additional paid-in capital	602,198	586,213
Accumulated deficit	(479,068)	(439,830)
Accumulated other comprehensive loss	—	(32)
Total stockholders’ equity	123,139	146,360
Total liabilities and stockholders’ equity	$201,621	$240,599

The Honest Company, Inc.
Condensed Consolidated Statements of Cash Flows

	For the year ended December 31,
	2023	2022	2021
Cash flows from operating activities
Net loss	$(39,238)	$(49,019)	$(38,679)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,740	2,753	4,146
Stock-based compensation	15,804	15,078	16,847
Other	6,257	6,345	311
Changes in assets and liabilities:
Accounts receivable, net	(750)	(10,550)	(8,989)
Inventories	42,174	(39,996)	1,001
Prepaid expenses and other assets	8,005	(4,358)	(6,114)
Accounts payable, accrued expenses and other long-term liabilities	(9,347)	10,396	(6,691)
Deferred revenue	1,396	83	14
Operating lease liabilities	(7,688)	(7,007)	—
Net cash provided by (used in) operating activities	19,353	(76,275)	(38,154)
Cash flows from investing activities
Purchases of short-term investments	—	(12,782)	(65,267)
Proceeds from sales of short-term investments	—	—	27,394
Proceeds from maturities of short-term investments	5,683	49,362	29,470
Purchases of property and equipment	(1,838)	(1,617)	(220)
Purchases of intangible assets	(10)	—	—
Net cash provided by (used in) investing activities	3,835	34,963	(8,623)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting commissions and discounts	—	—	96,517
Dividends paid	—	—	(35,000)
Proceeds from exercise of stock options	4	122	5,730
Payment of initial public offering costs	—	—	(5,477)
Taxes paid related to net share settlement of equity awards	—	(37)	(567)
Proceeds from ESPP	176	256	291
Payments on finance lease liabilities	(58)	(303)	(1,126)
Net cash provided by financing activities	122	38	60,368
Net increase (decrease) in cash, cash equivalents and restricted cash	23,310	(41,274)	13,591
Cash, cash equivalents and restricted cash
Beginning of the period	9,517	50,791	37,200
End of the period	$32,827	$9,517	$50,791

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$32,827	$9,517	$50,791
Restricted cash, current	—	—	—
Restricted cash, non-current	—	—	—
Total cash, cash equivalents and restricted cash	$32,827	$9,517	$50,791

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$1	$8	$1,797
Income Taxes	116	$101	$76
Supplemental disclosures of noncash activities
Equipment acquired under capital lease obligations	$—	$—	$123
Capital expenditures included in accounts payable and accrued expenses	$25	$54	$33

The Honest Company, Inc.
Use of Non-GAAP Financial Measures
We prepare and present our condensed consolidated financial statements in accordance with GAAP. However, management believes that adjusted EBITDA, which is a non-GAAP financial measure, provides investors with additional useful information in evaluating our performance.

We calculate adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest and other (income) expense, net; (2) income tax provision; (3) depreciation and amortization; (4) stock-based compensation expense, including payroll tax; (5) litigation and settlement fees associated with certain non-ordinary course securities litigation claims; (6) CEO and CFO transition expenses and (7) restructuring expenses in connection with the Transformation Initiative.

Adjusted EBITDA is a financial measure that is not required by, or presented in accordance with GAAP. We believe that adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of adjusted EBITDA include that (1) it does not reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense; (4) it does not reflect other non-operating expenses, including interest expense; (5) it does not reflect tax payments that may represent a reduction in cash available to us; and (6) does not include certain non-ordinary cash expenses that we do not believe are representative of our business on a steady-state basis, such as CEO and CFO transition expenses and restructuring expenses in connection with the Transformation Initiative. In addition, our use of adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider adjusted EBITDA alongside other financial measures, including our net income (loss), revenue and other results stated in accordance with GAAP.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure stated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented:

	For the three months ended December 31,		For the year ended December 31,
(In thousands)	2023	2022	2023	2022
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$1,144	$(12,591)	$(39,238)	$(49,019)
Interest and other (income) expense, net	(15)	(214)	254	(871)
Income tax provision	—	50	75	110
Depreciation and amortization	709	728	2,740	2,753
Stock-based compensation(1)	1,911	3,722	15,804	15,078
Securities litigation expense	379	977	4,703	3,583
CEO and CFO transition expense(2)	2	5,766	2,075	5,766
Restructuring costs(3)	101	—	2,205	—
Payroll tax expense related to stock-based compensation	19	9	140	89
Adjusted EBITDA	$4,250	$(1,553)	$(11,242)	$(22,511)
____________________

(1) Includes accelerated equity awards related to prior separation agreements of an aggregate of $3.1 million with our former CEO and CFO, respectively, during the year ended December 31, 2023. Additionally, includes extension of post-termination stock option exercise periods for certain former executives, resulting in stock-based compensation expense of $0.5 million during the year ended December 31, 2023.
(2) Includes sign-on bonus, relocation, legal, recruiting and separation costs.
(3) Refer to Transformation Initiative table below for items included in restructuring expense.

The Honest Company, Inc.
Transformation Initiative

(In millions)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Total
Restructuring costs(1)	$1.4	$0.4	$0.4	$0.1	$2.3
Other related costs(2)
Revenue	$0.5	$—	$(0.1)	$—	$0.4
Cost of revenue	2.7	0.6	0.6	—	3.9
Selling, general and administrative expense	2.4	0.4	1.4	0.2	4.4
Subtotal	$5.6	$1.0	$1.9	$0.2	$8.7
Total Transformation Initiative-related costs:	$7.0	$1.4	$2.3	$0.3	$11.0
Non-cash costs					$7.2
Cash-related costs(3)					$3.8

The Company may incur other charges or cash expenditures not currently contemplated that may occur as a result of or in connection with the Transformation Initiative.
_____________

(1) Restructuring costs (reflected in Operating Expenses) include employee-related costs, asset-related costs and contract terminations related to exiting unprofitable geographical locations.
(2) Other Transformation Initiative-related costs include product returns, chargebacks and markdowns recorded as a reduction to revenue. Inventory reserves, write-downs or destruction costs as a direct result of a restructuring in connection with Transformation Initiative to exit certain products or locations are recorded as cost of revenue. Selling, general and administrative expenses include donation expense.
(3) Of the total cash-related costs, $3.5 million has been paid as of December 31, 2023.